EXHIBIT 8.1

[Letterhead of Osler, Hoskin & Harcourt LLP]

July 27, 2009

Tim Hortons Inc., Incorporated under the Canada Business Corporations Act

Tim Hortons Inc., Incorporated under the State of Delaware

874 Sinclair Road

Oakville, Ontario

L6K 2Y1

Dear Sirs/Mesdames:

Re: Tim Hortons Inc.

We have acted as Canadian counsel to Tim Hortons Inc., a Delaware corporation (“THI”), and Tim Hortons Inc. (the “Company”), a Canadian corporation, in connection with (i) the Registration Statement (File No. 333-160286) on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) the proposed reorganization, as defined therein.

We hereby confirm to you that the views set forth under the heading “Material Income Tax Consequences Relating to the Merger—Material Canadian Federal Income Tax Consequences to Stockholders” in the Registration Statement, in our opinion, are accurate and address all material Canadian federal income tax consequences, subject to the limitations set forth therein.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced therein that becomes untrue or incorrect after the date hereof. This opinion is furnished to you solely for use in connection with the transactions contemplated by the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Material Income Tax Consequences Relating to the Merger—Material Canadian Federal Income Tax Consequences to Stockholders” and “Legal Matters” therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/    Osler, Hoskin & Harcourt LLP